Exhibit 10.12

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”), is entered into as of July 1, 2014 by and among Tesoro Refining & Marketing Company LLC, a Delaware limited liability company and formerly known as Tesoro Refining and Marketing Company (“TRMC”), Tesoro Alaska Company LLC, a Delaware limited liability company and formerly known as Tesoro Alaska Company (“TAC”), Tesoro Companies, Inc., a Delaware corporation (“TCI”), Tesoro Logistics GP, LLC, a Delaware limited liability company (“TLGP”), Tesoro Logistics Operations LLC, a Delaware limited liability company (“TLO”) and Tesoro High Plains Pipeline Company LLC, a Delaware limited liability company (“THPPC”). The above-named entities are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties entered into that certain Amended and Restated Operational Services Agreement dated April 1, 2012, as amended (the “OSA”);

WHEREAS, the Parties entered into that certain Secondment and Logistics Services Agreement, dated as of the date hereof (the “Secondment Agreement”), which is intended supersede the terms of the OSA;

WHEREAS, in connection with their entry into the Secondment Agreement, the Parties desire to terminate the OSA.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the Parties hereto agree as follows:

1. The Parties hereto agree that the OSA is terminated and of no further force or effect as of the date hereof.

2. The Secondment Agreement supersedes the OSA in its entirety and the Parties agree that the terms and provisions of the Secondment Agreement replace the terms and provisions of the OSA, which is no longer in effect, as of the date hereof. Any references in any other agreements between the Parties and any of their Affiliates that reference the OSA shall be deemed to refer to the Secondment Agreement as its successor.

3. The Parties agree that any obligations that arose pursuant to the OSA prior to the date hereof shall survive the termination of the OSA.

4. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

5. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

6. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the principles of conflicts of law. Each of the Parties (a)

irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement shall be exclusively brought in any federal court of competent jurisdiction situated in the United States District Court for the Western District of Texas, San Antonio Division, or if such federal court declines to exercise or does not have jurisdiction, in the district court of Bexar County, Texas, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims, (b) irrevocably submits to the exclusive jurisdiction of the United States District Court for the Western District of Texas, San Antonio Division, or if such federal court declines to exercise or does not have jurisdiction, of the district court of Bexar County, Texas in connection with any such claim, suit, action or proceeding, (c) agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (i) it is not personally subject to the jurisdiction of the United States District Court for the Western District of Texas, San Antonio Division, or the district court of Bexar County, Texas, or of any other court to which proceedings in such courts may be appealed, (ii) such claim, suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of such claim, suit, action or proceeding is improper, (d) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding and (e) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder or by personal service within or without the State of Texas, and agrees that service in such forms shall constitute good and sufficient service of process and notice thereof; provided, however, that nothing in clause (e) hereof shall affect or limit any right to serve process in any other manner permitted by law.

7. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

8. This Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection therewith.

9. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective officers as of the day and year first above written.

TESORO REFINING & MARKETING COMPANY LLC		TESORO LOGISTICS GP, LLC

By:	/s/ G. Scott Spendlove	By:	/s/ Phillip M. Anderson
	G. Scott Spendlove		Phillip M. Anderson
	Senior Vice President and Chief Financial Officer		President

TESORO ALASKA COMPANY LLC		TESORO LOGISTICS OPERATIONS LLC

By:	/s/ G. Scott Spendlove	By:	/s/ Phillip M. Anderson
	G. Scott Spendlove		Phillip M. Anderson
	Senior Vice President and Chief Financial Officer		President

TESORO COMPANIES, INC.		TESORO HIGH PLAINS PIPELINE COMPANY LLC

By:	/s/ G. Scott Spendlove	By:	/s/ Phillip M. Anderson
	G. Scott Spendlove		Phillip M. Anderson
	Senior Vice President and Chief Financial Officer		President

Signature Page to Termination Agreement